UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (date of earliest event reported): May 26, 2011

METROPCS COMMUNICATIONS, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	1-33409	20-0836269
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2250 Lakeside Boulevard Richardson, Texas		75082
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: 214-570-5800

(Former name or former address, if changed since last report): Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

This Current Report on Form 8-K/A (“Form 8-K/A”) is being filed as an amendment to the previously filed Current Report on Form 8-K filed on June 2, 2011 under this Item 5.07 (the “Original Form 8-K”) by MetroPCS Communications, Inc., a Delaware corporation (the “Company”), reporting the voting results of the matters presented to stockholders at the Company’s 2011 Annual Meeting of Stockholders held on May 26, 2011 (the “Annual Meeting”).

As previously reported, at the Annual Meeting, a non-binding, advisory vote was taken on the approval of executive compensation for the Company’s named executive officers and on the preferred frequency in which the Company would hold the future non-binding, advisory votes on executive compensation for the Company’s named executive officers, either every one, two or three years (the “Frequency Vote”). Except as expressly described herein, this Form 8-K/A does not modify or update any other disclosure contained in the Original Form 8-K, and should be read in conjunction with the Original Form 8-K.

As previously reported in the Original Form 8-K, a majority of the votes cast by the Company’s stockholders was for holding the Frequency Vote every three years (“Stockholder Vote”). After taking into consideration, among other factors, the Stockholder Vote, the Board of Directors of the Company, consistent with the prior recommendation to stockholders, has determined to hold the Frequency Vote every three years. Accordingly, the Company will include a non-binding, advisory vote on executive compensation for its named executive officers in its proxy materials every three years, and the next non-binding advisory vote on executive compensation for the Company’s named executive officers, will be held at the Company’s 2014 Annual Meeting of Stockholders. The next Frequency Vote will be held on or before the Company’s 2017 Annual Meeting of Stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METROPCS COMMUNICATIONS, INC.

Date: August 24, 2011	By:	/s/ J. Braxton Carter
J. Braxton Carter
Chief Financial Officer & Vice Chairman